Exhibit 3.1
VOTING AGREEMENT
AMONG
VEON LTD
and
VEON HOLDING B.V.
Dated as of September 10, 2024

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This Voting Agreement, dated as of September 10, 2024 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this
“Agreement”), among VEON Ltd, an exempted company limited by shares organized under the laws of Bermuda, and VEON Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands
(“VEON Holdings”).
WITNESSETH:
WHEREAS, on or about 1 March 2024, VEON Ltd issued 92,459,532 common shares of VEON Ltd (“Common Shares”) to VEON Holdings, in respect of share awards made or to be made to employees, managers and directors of VEON Ltd and its subsidiaries under current and future share incentive plans of VEON Ltd (the “Share Incentive Plans”, and such
Common Shares held by VEON Holdings being the “Covered Shares”), and with a view to
VEON Holdings satisfying such share awards on behalf of VEON Ltd.
WHEREAS, certain of the Covered Shares are expected to be issued relying on
Category 3 under Regulation S under the US Securities Act of 1933, as amended.
WHEREAS, the parties hereto desire to address herein certain relationships among themselves with respect to the voting and disposition of the Covered Shares and various other matters.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND OTHER MATTERS
Section 1.1. Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:
(a)This “Agreement” shall have the meaning ascribed to such term in the preamble hereto.
(b)“Award Date” shall have the meaning given to it in the VEON Holdings Voting
Agreement;
(c)A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i)
voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii)
investment power, which includes the power to dispose, or to direct the disposition of, such security.

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(d)“Board of Directors” shall mean the Board of Directors from time to time of VEON
Ltd.
(e)“Common Shares” shall mean the common shares in the issued share capital of
VEON Ltd.
(f)“Company” shall mean VEON Ltd, together with its Subsidiaries from time to time.
(g)“Covered Shares” shall mean any Common Shares held by VEON Holdings B.V. in connection with the Share Incentive Plans, and any one or more Common Shares cease to be
“Covered Shares” on their respective Award Date, at which point the VEON Holdings Voting
Agreement begins to apply to such Common Shares as “Covered Shares” (as defined therein).
(h)A “person” shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.
(i)“Share Incentive Plans” means VEON Ltd’s existing and future equity incentive-
based compensation plans.
(j)“Sole Beneficial Owner” shall mean a person who is the beneficial owner of Covered
Shares, who does not share beneficial ownership of such Covered Shares with any other person
(other than pursuant to this Agreement or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in the Covered Shares.
(k) “Subsidiary” shall mean any person in which VEON Ltd owns, directly or indirectly, at least a majority of the equity, economic or voting interest.
(l) “Transfer” shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Covered Shares, including short sales of securities of the
Company, option transactions (whether physical or cash settled) with respect to securities of the
Company, use of equity or other derivative financial instruments relating to securities of the
Company and other hedging arrangements with respect to securities of the Company.
(m)“Transfer Restrictions” shall have the meaning ascribed to such term in Section 2.1 hereof.
(n)“VEON Holdings Voting Agreement” shall mean the voting agreement entered into between VEON Holdings and certain employees, managers and directors of VEON Ltd and its subsidiaries on or about September 10, 2024, as amended from time to time thereafter, including for issuances relying on Category 3 under Regulation S under the US Securities Act of 1933, as amended.

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(o) “VEON Ltd” shall have the meaning ascribed to such term in the preamble.
(p)“vote” shall include, without limitation, actions taken or proposed to be taken by written consent.
Section 1.2. Gender. For the purposes of this Agreement, the words “he,” “his” or
“himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.
ARTICLE II
LIMITATIONS ON TRANSFER OF SHARES
Section 2.1. Transfer Restrictions.
(a)The parties agree that VEON Holdings shall at all times be the Sole Beneficial
Owner of all Covered Shares, which restriction shall cease in respect of one or more Covered
Shares on their Award Date (such requirements with respect to ownership of Covered Shares, collectively, the “Transfer Restrictions”).
(b)The parties further agree that VEON Holdings will be the shareholder of record on the Bermuda register of the Covered Shares and shall remain as such until such time as the Covered
Shares are Transferred to a depositary in connection with the listing thereof on a securities exchange.
(c)VEON Holdings agrees and consents (i) that the Board of Directors may refuse to register the transfer of and (ii) to the entry of stop transfer orders against the transfer of Covered
Shares subject to Transfer Restrictions except in compliance with this Agreement.
ARTICLE III
VOTING AGREEMENT
Section 3.1. Voting Undertaking.
(a)In respect of any vote of the shareholders of VEON Ltd, VEON Holdings undertakes to exercise the voting rights attached to all of the Voting Rights: (i) in favour of the board nominees proposed by the Board of Directors (with any cumulative votes spread equally among such nominees); and (ii) in accordance with the recommendation of the Board of Directors as notified to
VEON Holdings for such purposes (the “Voting Undertaking”).
Section 3.2. Irrevocable Proxy and Power of Attorney.
(a)By its signature hereto, VEON Holdings:
(i)gives the Board of Directors, and each member thereof individually, with full power of substitution and re-substitution, an irrevocable proxy to vote or otherwise act with respect to all of the Covered Shares, as fully, to the same extent and with the same effect as VEON Holdings might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Bermuda company;

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(ii)directs that such proxy shall be voted in connection with any vote of the shareholders of VEON Ltd in accordance with the Voting Undertaking;
(iii)authorizes the holder of such proxy to vote on any matters as may come before a meeting of shareholders of VEON Ltd or any adjournment thereof in accordance with the Voting
Undertaking.
(b)VEON Holdings hereby affirms that this proxy is given as a term of this Agreement and as such is coupled with an interest and is irrevocable. It is further understood and agreed by
VEON Holdings that this proxy may be exercised by the aforementioned persons with respect to all
Covered Shares for the period beginning on the signature of this Agreement and ending, in respect of the relevant Covered Shares, on the Award Date.
(c)By its signature hereto, VEON Holdings appoints the Board of Directors, and each member thereof individually, with full power of substitution and re-substitution, its true and lawful attorney- in- fact to direct, in accordance with the provisions of this Article III, the voting of any
Covered Shares held of record by VEON Holdings, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of paragraph (a) of this Section 3.1, as VEON Holdings might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by VEON Holdings that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Covered Shares, for the period beginning on the signature of this Agreement and ending, in respect of the relevant Covered Shares, on the Award Date.
ARTICLE IV
MISCELLANEOUS
Section 4.1. Term of the Agreement; Termination of Certain Provisions.The term of this
Agreement shall continue indefinitely, until terminated with the mutual consent of both parties.
Section 4.2. Amendments.Provisions of this Agreement may be amended only in writing by both parties.
Section 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA.
Section 4.4. Resolution of Disputes.Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement
(including the validity, scope and enforceability of this arbitration provision) shall be submitted to the exclusive jurisdiction of the courts of Bermuda.

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Section 4.5. Relationship of Parties. The terms of this Agreement are not intended to create a separate entity under the laws of any other jurisdiction. Nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.
Section 4.6. Notices.
(a)Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by electronic mail to a party at its address as indicated below:
If to VEON Ltd,
c/o MQ Services Limited, Victoria Place, 31 Victoria Street, Hamilton, HM10,
Bermuda
Email: [redacted]
Attention: [redacted]
If to VEON Holdings,
VEON Holdings BV
Claude Debussylaan 88, 1082 MD, Amsterdam, The Netherlands
Email: [redacted]
Attention: [redacted]
(b)Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by email.
Section 4.7. Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.
Section 4.8. No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This
Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.
Section 4.9. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.
Section 4.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Voting Agreement as of the date first above written.
VEON Ltd
By /s/ Muhterem Kaan Terzioglu
Name: Muhterem Kaan Terzioglu
Title: Director
VEON Holdings B.V.
By /s/ Maciej Bogdan Wojtaszek
Name: Maciej Bogdan Wojtaszek
Title: Managing Director
VEON Holdings B.V.
By /s/ Bruce John Leishman
Name: Bruce John Leishman
Title: Managing Director